                                                                Exhibit 2.1

                     SHARE AND DEBENTURE PURCHASE AGREEMENT

                                      AMONG

                    PHOENIX INTERNATIONAL LIFE SCIENCES INC.

                                       AND

                                  ITEM HOLDING

                                       AND

                                  LUCIEN STERU

                                       AND

                                 DOMINIQUE STERU

                                       AND

                                DOMINGOS MARTINS

                                       AND

                                  ROGER PORSOLT

                                       AND

                                    CO.DE.MA.

                                       AND

                                BNP DEVELOPPEMENT

                                       AND

                              SIPAREX DEVELOPPEMENT

                                       AND

                                     EPICEA

                                       AND

                             NATIO FONDS VENTURE II


                           --------------------------
                           DATED AS OF AUGUST 7, 1997
                           --------------------------

        SHARE AND DEBENTURE PURCHASE AGREEMENT dated as of August 7, 1997

AMONG: PHOENIX INTERNATIONAL LIFE SCIENCES INC., a corporation incorporated under the Canada Business Corporations Act, having its head office at 2350, Cohen Street, Saint-Laurent, Quebec, Canada, H4R 2N6, herein acting and represented by John W. Hooper and Jean-Yves Caloz, its duly authorized representatives;

                                    (hereinafter "Phoenix")

AND: ITEM HOLDING S.A. a French SOCIETE ANONYME with capital of FF15,737,100, registered in the Paris commercial and companies register under number B 389 402 801 and having its head office at 93, Avenue de Fontainebleau, 94270, Le Kremlin-Bicetre, herein acting and represented by Lucien Steru, its duly authorized representative;

                                    (hereinafter "ITEM Holding")

AND: LUCIEN STERU, executive, residing at 31, rue Robert de Flers, 75015, Paris, married under the matrimonial regime of COMMUNAUTE LEGALE to Dominique Steru;

                                    (hereinafter "Lucien Steru")

AND: DOMINIQUE STERU, executive, residing at 31, rue Robert de Flers, 75015, Paris, married under the matrimonial regime of COMMUNAUTE LEGALE to Lucien Steru;

                                    (hereinafter "Dominique Steru")

AND: DOMINGOS MARTINS, residing at rua do Arco Carvalhao No. 14, 3rd esq., 1071 Lisboa, Portugal, married under the matrimonial regime of COMMUNAUTE LEGALE to Manuela Viegas ;

                                    (hereinafter "Domingos Martins")

AND: ROGER PORSOLT, executive, residing at 34, Avenue de la Porte Jaune, 92210, St. Cloud, married under the matrimonial regime of COMMUNAUTE UNIVERSELLE to Ursula Dorner, under a contract of marriage entered into before Maitre Marchand ;

                                    (hereinafter "Roger Porsolt")

AND: CO.DE.MA., a Belgian corporation having its head office at 216 avenue Marcel Thiry, Bruxelles 1200, Belgique, herein acting and represented by its duly authorized representative, Lucien Steru;

                                    (hereinafter "Codema")

AND: BNP DEVELOPPEMENT, a French SOCIETE ANONYME, with capital of FF500,000,000, registered in the Paris commercial and companies register under number B 348 540 592 and having its head office at 1, boulevard Haussmann, 75009, Paris, herein acting and represented by its duly authorized representative, Josiane Raspiller;

                                    (hereinafter "BNP Developpement")

AND: SIPAREX DEVELOPPEMENT, a French SOCIETE EN COMMANDITE PAR ACTIONS, with capital of FF196,489,400, registered in the Lyon commercial and companies register under number B 378 213 375 and having its head office at 114, rue de la Boetie, 75008, Paris, herein acting and represented by its duly authorized representative, Christian d'Argoubet;

                                    (hereinafter "Siparex Developpement")

AND: EPICEA, a French SOCIETE ANONYME, with capital of FF67,000,000, registered in the Paris commercial and companies register under number B 319 308 615 and having its head office at 31-33, rue Federation, 75015, Paris, herein acting and represented by its duly authorized representative, Pascal Demichel;

                                    (hereinafter "Epicea")

AND: NATIO FONDS VENTURE II, a French FONDS COMMUN DE PLACEMENT A RISQUE, herein acting and represented by its administrator BNP Gestions, a French SOCIETE ANONYME, with capital of FF 64,919,400, registered in the Paris commercial and companies register under number B 682 001 904 and having its head office at 150, rue du Faubourg Poissonniere, 75484 Paris Cedex 10, herein acting and represented by its duly authorized representative, Dominique
                                    Bellanger;

                                    (hereinafter "Natio Fonds Venture")

                                    (Lucien Steru, Dominique Steru, Domingos
                                    Martins, Roger Porsolt, Codema, BNP
                                    Developpement, Siparex Developpement, Epicea and Natio Fonds Venture are hereinafter collectively referred to as the "Vendors").


         WHEREAS, the Vendors hold, directly or indirectly, as more fully set out in Schedule A, all of the outstanding convertible debentures and all of the outstanding shares and voting rights of ITEM Holding;

         WHEREAS, Institut Technique pour l'Etude du Medicament ("ITEM SA"), a French SOCIETE ANONYME, with capital of FF2,295,000, registered in the Creteil commercial and companies register under number B 326 152 195 and having its head office at 93, avenue de Fontainebleau, 94276, Le Kremlin Bicetre, France, is a subsidiary of ITEM Holding, held as to 99.99% by ITEM Holding and as to 0.01% by ITEM Labo. The capital structure of ITEM SA is set forth in Schedule B;

         WHEREAS, Institut Technique pour l'Etude du Medicament - Laboratoire de Recherche ("ITEM Labo"), a French SOCIETE ANONYME, with capital of FF250,000, registered in the Laval commercial and companies register under number B 329 968 465 and having its head office at Z.I. des Suhards au Genest Saint Isle, 53940, Saint-Berthelin, France, is a subsidiary of ITEM Holding controlled as to 99.8% by ITEM Holding and as to 0.2% by ITEM SA. The capital structure of ITEM Labo is set forth in Schedule C;

         WHEREAS, S.C. VERUM I.T.E.M. Clinica SRL ("ITEM Clinica"), a Romanian societate cu rasponderer limitata, having its head office at 44 bd I.C. Bratianu, sc B, apt 69, sector 3, Bucarest, Romania, is a subsidiary of ITEM SA, controlled as to 100% by ITEM SA. The capital structure of ITEM Clinica is set forth in Schedule D;

         WHEREAS, VERUM I.T.E.M. Italia Srl ("ITEM Italia"), an Italian SOCIETE A RESPONSABILITE LIMITEE, having its head office at Via Cornaggia 10, Milan, Italy, is a subsidiary of ITEM SA, controlled as to 98% by ITEM SA and as to 2% by Lucien Steru. The capital structure of ITEM Italia is set forth in Schedule E;

         WHEREAS, ITEM International ("ITEM International"), a French SOCIETE A RESPONSABILITE LIMITEE, with capital of FF400,000, registered in the Laval commercial and companies register under number B 329 439 996 and having its head office at Z.I. des Suhards au Genest Saint Isle, 53940, Saint-Berthelin, France, is a subsidiary of ITEM SA controlled as to 100% by ITEM SA. The capital structure of ITEM International is set forth in Schedule F;

         WHEREAS, METI - Madrid, S.A. ("ITEM Spain"), a Spanish company, with capital of Pesetas 12,000,000, having its head office at calle Capitan Haya n. 60, 1st floor, Madrid, Spain, is a subsidiary of ITEM SA controlled as to 100% by ITEM SA. The capital structure of ITEM Spain is set forth in Schedule G;

         WHEREAS, I.T.E.M. - Pharma, S.A. ("ITEM Pharma"), a Spanish company, with capital of Pesetas 10,000,000, having its head office at calle Caleruega, 67, 5a Madrid, 28033, Spain, is a subsidiary of ITEM International and ITEM Spain controlled as to 50% by ITEM International and as to 50% by ITEM Spain. The capital structure of ITEM Pharma is set forth in Schedule H;

         WHEREAS, Verum TIL Occam Limited ("Verum TIL Occam"), a private company limited by shares incorporated in England, registered as no. 2317735 under the COMPANIES ACT 1985 and having its head office at 50 Occam Road, Surrey Research Park, Guildford, Surrey, GU2 5YN, England, is a subsidiary of ITEM SA controlled as to 50% by ITEM SA. The capital structure of Verum TIL Occam is set forth in
Schedule I;

         WHEREAS, GEIE Verum ("GEIE Verum"), a Groupement Europeen d'Interets Economiques, having its head office at 50 Occam Road, Surrey Research Park, Guildford, Surrey, GU2 5YN, England, controlled as to 25% by ITEM International and as to 25% by Verum TIL Occam. The capital structure of GEIE Verum is set forth in Schedule J;

                  WHEREAS, the principal activity of ITEM Holding, ITEM SA, ITEM Labo, ITEM Clinica, ITEM Italia, ITEM International, ITEM Spain, ITEM Pharma, Verum TIL Occam and GEIE Verum is the conduct of contract clinical research for the pharmaceutical industry and pharmaceutical research, primarily in phases II to IV;

         WHEREAS, Phoenix is a multi-service contract research organization which provides bioanalytical research, clinical studies, animal metabolism studies as well as regulatory affairs services to pharmaceutical and biotechnology companies in the United States and Canada;

         WHEREAS the Vendors have agreed to sell all of the outstanding shares and all of the outstanding debentures of ITEM Holding to Phoenix in consideration for the issuance to the Vendors of common shares of Phoenix;


         NOW, THEREFORE, the parties hereto agree as follows:

1.       INTERPRETATION AND DEFINITIONS

         Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement; (b) the capitalized terms "Schedules" and "Exhibit" refer to schedules and exhibits to this Agreement; (c) references to a particular Section include all subsections thereof; (d) the word "including" shall be construed as "including without limitation"; (e) accounting terms not otherwise defined herein have the meaning provided under GAAP (as defined below); (f) references to a particular law, statute or regulation include all rules and regulations thereunder and any successor, law, statute, regulation or rules, in each case as from time to time in effect; (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement; (h) references to dollars or $ in this Agreement are to Canadian dollars. In this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them:


         1.1 "AFFILIATE" means, with respect to any Person, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

         1.2 "ARTICLES" means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization and articles of arrangement, including amendments thereto, as in effect from time to time, of ITEM
                  Holding.

         1.3 "COMPENSATION" as applied to any Person means the aggregate of all salaries, compensation, remuneration or bonuses of any character, retirement or pension benefits of any kind, or other payments of any kind whatsoever (other than health and medical benefits made available to employees generally and advances and reimbursements of business expenses) made directly or indirectly by ITEM Holding, any of the Subsidiaries or other specified Persons to such Person and affiliates of such Person.

         1.4      "COMPLETION DATE" means the date of this Agreement, i.e.
                  August 7, 1997.

         1.5 "CONSOLIDATED", when used with reference to any term, means that term as applied to the accounts of ITEM Holding or other indicated Person and each of its respective Subsidiaries, consolidated or combined in accordance with GAAP after eliminating all inter-company operations and with appropriate deductions for minority interests in Subsidiaries.

         1.6 "CONTRACTUAL OBLIGATION" means, with respect to any Person, any contracts, agreements, deeds, hypothecs, mortgages, indentures, leases, licenses, other instruments, commitments, undertakings, arrangements or understandings, written or oral, or other documents or instruments , including any provisions of its articles of incorporation or other constating documents or by-laws and any document or instrument evidencing
                  Indebtedness, to which any

                                      - 5 -

                  such Person is a party or otherwise subject to or bound by or to which any property or asset of any such Person is subject.

         1.7      "DEBENTURES" means FF 711,800 convertible debentures of ITEM
                  Holding being all of the issued and outstanding convertible debentures of ITEM Holding.

         1.8 "DISTRIBUTION" means (a) the declaration or payment of any dividend on or in respect of the shares of any class or series of shares of ITEM Holding, any of the Subsidiaries or other specified Person, other than dividends payable solely in common shares of the share capital of the payor; (b) the purchase, redemption or other retirement of any shares of any class of ITEM Holding, any of the Subsidiaries or other specified Person directly, or indirectly through a Subsidiary or otherwise; or (c) any other distribution on or in respect of any shares of any class or series of shares of ITEM
                  Holding, any of the Subsidiaries or other specified Person.

         1.9      "ESCROW AGENT" means Montreal Trust Company.

         1.10 "ESCROW AGREEMENT" means the escrow agreement entered between the parties hereto and the Escrow Agent a copy of which is attached hereto as Schedule 1.10.

         1.11 "ESCROWED SECURITIES" means the Phoenix Shares escrowed pursuant to Section 2.6 together with all Proceeds (as defined in the Escrow Agreement).

         1.12 "ENVIRONMENTAL LAWS" means all Legal Requirements (including consent decrees, administrative orders and contractual obligations) relating to public health and safety, workers health and safety and pollution or protection of the environment.

         1.13 "GAAP" means generally accepted accounting principles, as in effect from time to time, consistently applied.

         1.14 "GUARANTEE" means (a) any guarantee of the payment or performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (b) any other arrangement whereby credit or financial assistance is extended to one obligor on the basis of any promise or undertaking of another Person (i) to pay the Indebtedness of such obligor, (ii) to purchase any obligation owed by such obligor, or (iii) to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto or appears in a "keep well" agreement, "comfort letter" or "take or pay" agreement, and (c) any liability of ITEM Holding or any of the Subsidiaries or Significant
                  Investments as general partner of a partnership or as a venturer in a joint venture in respect of Indebtedness or other obligations of such partnership or venture; provided, however, that in no event shall Guarantees include product warranties given or the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         1.15     "ITEM AFFILIATE" means any of Lucien Steru, Dominique Steru,
                  Codema and Roger Porsolt.

         1.16 "LEGAL REQUIREMENT" means any national, provincial, regional, municipal, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution, promulgation, by-


                  law, policy, guideline, directive, standard and any other provision having the force or effect of law or any final order, judgment or decree of any court, arbitrator, tribunal or governmental authority, or any license, franchise, permit, certificate, authorization, registration or similar right granted under any of the foregoing.

         1.17 "LIEN" means (a) any hypothec, priority, mortgage, pledge, lien, charge, security interest or other similar encumbrance upon any property or assets of any character, or upon the income or profits therefrom, whether arising by agreement or under law, or otherwise (b) any conditional sale or other title retention agreement or arrangement (including a capitalized lease); (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles, or chattel paper, with or without recourse, or (d) any transaction (regardless of form) which is intended to create any charge or encumbrance on property to secure the payment or performance of an obligation.

         1.18     "MANAGEMENT" means each of Lucien Steru, Dominique Steru,
                  Roger Porsolt, Bruno Maugee, Grigore Voinov, Rene Lardinois.

         1.19 "MATERIAL ADVERSE EFFECT" means any (a) material adverse effect whatsoever upon the validity, performance or enforceability of this Agreement, (b) material adverse effect upon the business, assets, financial condition, income or prospects of ITEM Holding, the Subsidiaries and the Significant Investments on a Consolidated basis, or (c) material adverse effect upon the ability of the Vendors to perform their obligations under this Agreement.

         1.20     "PERMITTED LIEN" means those Liens indicated on Schedule 1.20.

         1.21 "PERSON" means an individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization, business trust, limited liability company and any governmental or administrative department or agency or political subdivision.

         1.22     "PHOENIX AFFILIATES" means John Hooper, Heather Baker, Judy
                  Zilber, Jean-Yves Caloz, Sue Campbell, Susan Baker, Dr.
                  Richard Lalonde, Diane Bouchard, Diane Matheou, Todd Joron,
                  Millicent Broderick, Blake Glover, Carmen Discenza, Richard L.
                  Lalonde, Tom Pillsworth, Pamela Burnett, Ebi Kimanani, John
                  Burrows, John Capicchioni, Chris Kemper, Martine Ortega and
                  Louise Rochon.

         1.23     "SEC" means the United States Securities and Exchange
                  Commission.

         1.24     "SECURITIES ACT" means the United States Securities Act of
                  1933, as amended, and all rules and regulations promulgated thereunder.

         1.25 "SHARES" means 157,371 ordinary shares of ITEM Holding being all of the issued and outstanding shares of ITEM Holding.

         1.26 "SIGNIFICANT INVESTMENTS" means Verum TIL Occam and GEIE Verum and "SIGNIFICANT INVESTMENT" means either Verum TIL Occam or
                  GEIE Verum.

                                      - 7 -

         1.27     "SUBSIDIARIES" means ITEM SA, ITEM Labo, ITEM Clinica, ITEM
                  Italia, ITEM International, ITEM Spain and ITEM Pharma and
                  "SUBSIDIARY" means any of the Subsidiaries on an individual basis.

2.       SALE AND PURCHASE OF SHARES AND DEBENTURES

         2.1      AGREEMENT TO PURCHASE AND SELL SHARES

                  Upon the terms and subject to the conditions hereof and in reliance on the representations and warranties of Phoenix set forth in
         Section 4, Lucien Steru, Dominique Steru, Domingos Martins, Roger
         Porsolt, Codema, Siparex Developpement, BNP Developpement and Epicea hereby sell to Phoenix and, upon the terms and subject to the conditions hereof and in reliance on the representations and warranties of the Vendors set forth in Section 3, Phoenix hereby purchases from Lucien Steru, Dominique Steru, Domingos Martins, Roger Porsolt, Codema,
         Siparex Developpement, BNP Developpement and Epicea, the Shares, as set forth below:


VENDOR                                                     NUMBER OF ITEM HOLDING ORDINARY SHARES
------                                                     --------------------------------------
Lucien Steru                                                                           1
Dominique Steru                                                                        1
Domingos Martins                                                                     2,795
Roger Porsolt                                                                       13,000
Codema                                                                              116,295
Siparex Developpement                                                               10,279
BNP  Developpement                                                                   7,500
Epicea                                                                               7,500

2.2      PRICE OF SHARES

         The purchase price of the Shares is payable by the issuance by Phoenix to Lucien Steru, Dominique Steru, Domingos Martins, Roger Porsolt, Codema, Siparex Developpement, BNP Developpement and Epicea of an aggregate of 4,486,555 common shares of Phoenix being 28.509414 common shares of Phoenix for each Share. The aggregate purchase price for the Shares is to be allocated among Lucien Steru, Dominique Steru, Domingos Martins, Roger Porsolt, Codema, Siparex Developpement, BNP Developpement and Epicea as follows:

VENDOR                                                                     NUMBER OF PHOENIX  SHARES
------                                                                     -------------------------
Lucien Steru                                                                          29
Dominique Steru                                                                       29
Domingos Martins                                                                    79,683
Roger Porsolt                                                                       370,622
Codema                                                                             3,315,502
Siparex Developpement                                                               293,048
BNP  Developpement                                                                  213,821
Epicea                                                                              213,821

         2.3      AGREEMENT TO PURCHASE AND SELL THE DEBENTURES

         Upon the terms and subject to the conditions hereof and in reliance on the representations and warranties of Phoenix set forth in Section 4, Lucien Steru, Siparex Developpement, BNP Developpement and Natio Fonds Venture hereby sell to Phoenix and, upon the terms and subject to the conditions hereof and in reliance on the representations and warranties of the Vendors set forth in
Section 3, Phoenix hereby purchases from Lucien Steru, Siparex Developpement, BNP Developpement and Natio Fonds Venture, the Debentures, as set forth below:


VENDOR                                                                      AMOUNT OF ITEM HOLDING
------                                                                      ----------------------
                                                                            CONVERTIBLE DEBENTURES
                                                                            ----------------------
Lucien Steru                                                                       72,600 FF
Siparex Developpement                                                             277,900 FF
BNP  Developpement                                                                192,500 FF
Natio Fonds Venture                                                               168,800 FF



2.4      PRICE OF THE DEBENTURES

         The purchase price of the Debentures is payable by the issuance by Phoenix to Lucien Steru, Siparex Developpement, BNP Developpement and Natio Fonds Venture of an aggregate of 203,587 common shares of Phoenix (the common shares of Phoenix referred to in Sections 2.2 and 2.4 being hereinafter collectively referred to as the "Phoenix Shares"). The aggregate purchase price for the Debentures is to be allocated among Lucien Steru, Siparex Developpement, BNP Developpement and Natio Fonds Venture as follows:

VENDOR                                                                     NUMBER OF PHOENIX SHARES
------                                                                     ------------------------
Lucien Steru                                                                        20,765
Siparex Developpement                                                               79,484
BNP  Developpement                                                                  55,058
Natio Fonds Venture                                                                 48,280


        2.5      DELIVERY OF SHARES AND DEBENTURES AND PAYMENT OF PURCHASE PRICE

                  2.5.1 Phoenix hereby acknowledges receipt from Lucien Steru, Dominique Steru, Domingos Martins, Roger Porsolt, Codema, Siparex Developpement, BNP Developpement and Epicea of deeds of transfer of the Shares for transfer by Lucien Steru, Dominique Steru, Domingos Martins, Roger Porsolt, Codema, Siparex Developpement, BNP Developpement and Epicea to Phoenix.

                  2.5.2 Phoenix hereby acknowledges receipt from Lucien Steru, Siparex Developpement, BNP Developpement and Natio Fonds Venture of deeds of transfer of the Debentures for transfer by Lucien Steru, Siparex Developpement, BNP Developpement and Natio Fonds Venture of the Debentures to Phoenix.

                  2.5.3 Lucien Steru, Dominique Steru, Domingos Martins, Roger Porsolt, Codema, Siparex Developpement, BNP Developpement and Epicea hereby acknowledge receipt from Phoenix of certificates registered in the names of Lucien Steru, Dominique Steru, Domingos Martins, Roger Porsolt, Codema, Siparex Developpement, BNP Developpement and Epicea representing an aggregate of 4,037,900 common shares of Phoenix in payment 90% of the purchase price for the Shares.

                  2.5.4 Lucien Steru, Siparex Developpement, BNP Developpement and Natio Fonds Venture hereby acknowledge receipt from Phoenix of certificates registered in the names of Lucien Steru, Siparex Developpement, BNP Developpement and Natio Fonds Venture representing an aggregate of 183,228 common shares of Phoenix in payment of 90% of the purchase price for the Debentures.

         2.6      ISSUANCE INTO ESCROW

         Notwithstanding any provision of this Agreement, upon delivery of the Phoenix Shares pursuant to Section 2.5, 10% of the aggregate number of the common shares of Phoenix issuable in payment of the purchase price of the Shares and the Debentures shall be delivered immediately to the Escrow Agent, on a pro rata basis among the Vendors, to be held and released by the Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement. All such Phoenix Shares shall be issued in the name of the Escrow Agent, as escrow agent under the Escrow Agreement. The Vendors hereby acknowledge receipt of such 10% of the purchase price of the Shares and the Debentures on their behalf by the Escrow Agent.

         2.7      TRANSFER TAXES

         The parties agree that, for purposes of transfer tax filings in France, a separate document in form and substance similar to Schedule 2.7 shall be prepared for the purposes of registration of each sale with French taxation authorities. The parties agree that such document shall not have precedence over this Agreement and shall not constitute a waiver of any of the terms and conditions, representations and warranties of this Agreement. The parties undertake not to disclose such document to any third parties with the exception of the relevant taxation authorities for purposes of registration.


         2.8      UNDERTAKING RE TRANSFER OF ITEM ITALIA SHARES

         Lucien Steru hereby undertakes to transfer all of the shares of the share capital of ITEM Italia held by him to ITEM SA for no additional consideration, by no later than September 30, 1997. All expenses related to the transfer of such shares shall be borne by Lucien Steru.

         2.8      UNDERTAKING RE RELEASE OF GUARANTEES AND INDEMNIFICATION

         Phoenix hereby undertakes to use its best efforts to obtain the release by Banque Nationale de Paris of the guarantee given by Lucien Steru of the obligations of ITEM Holding under a loan of FF 2,200,000 pursuant to a loan agreement dated July 7, 1993. In the event that Lucien Steru is called upon to make any payment under the terms of such guarantee, Phoenix hereby agrees to defend, indemnify and hold harmless Lucien Steru from and against all claims made against him by Banque Nationale de Paris in connection with such guarantee.

3.1       REPRESENTATIONS AND WARRANTIES OF VENDORS

         For the purposes of this Section 3, "Significant Investments" shall not include Verum Til Occam. In order to induce Phoenix to enter into this Agreement and to purchase the Shares and the Debentures hereunder, the Vendors hereby make the following representations and warranties to Phoenix. The Vendors' liability for the following representations and warranties shall be joint, and not solidary, except in the event of fraud with respect thereto.

         3.1      SHARES AND DEBENTURES

                  Lucien Steru, Dominique Steru, Domingos Martins, Roger Porsolt, Codema, Siparex Developpement, BNP Developpement and Epicea own the Shares free and clear of all Liens and there are no rights or other obstacles of any nature whatsoever to the sale of the Shares to Phoenix and Lucien Steru, Siparex Developpement, BNP Developpement and Natio Fonds Venture own the Debentures free and clear of all Liens and there are no rights or other obstacles of any nature whatsoever to the sale of the Debentures to Phoenix.

         3.2      ORGANIZATION

                  3.2.1 DUE INCORPORATION, ETC. Each of ITEM Holding, the Subsidiaries and the Significant Investments is duly incorporated or organised and validly exists under the laws of its jurisdiction of incorporation, and is in good standing under the laws applicable to it and has all necessary corporate capacity and power to own and lease its property and assets and to carry on the businesses now conducted or presently proposed to be conducted by it.

                  3.2.2             SUBSIDIARIES AND SIGNIFICANT INVESTMENTS.
                                    ITEM Holding does not own or control,
                                    directly or indirectly, or have an interest in, any other corporation, partnership, association or business entity other than the Subsidiaries and the Significant Investments.

                  3.2.3 MANAGEMENT. The management of ITEM Holding, the Subsidiaries and the Significant Investments is exclusively comprised of the Persons referred to in Section 1.18.

                  3.2.4 AUTHORIZATIONS AND APPROVALS. All authorizations, approvals, licences, permits, certificates, registrations, consents, exemptions or declarations required in order for each of ITEM Holding, the Subsidiaries and the Significant Investments to own or lease their property and assets and to carry on their business in all jurisdictions in which such property and assets are located or such business is carried on have been duly obtained or effected and are in full force and effect except for authorizations, approvals, licences, permits, certificates, registrations, consents, exemptions or declarations, the absence of which, individually or in the aggregate, does not and shall not result in a Material Adverse Effect.

                           In particular:

                           (a) except for permits, certificates, licences, registrations and other authorizations, the absence of which, individually or in the aggregate, does not and shall not result in a Material Adverse Effect, each of ITEM Holding, the Subsidiaries and the Significant Investments hold all permits, certificates, licenses, registrations and other authorizations required under applicable Environmental Laws for their operations (the "Environmental Permits"); each such Environmental Permit is valid and in force and the operations of ITEM Holding, the Subsidiaries and the Significant Investments are in compliance with the conditions set out in such Environmental Permits; the Vendors and Management do not have any knowledge of any grounds for revocation, expiry or annulment of any such Environmental Permits;

                           (b) except for permits, certificates, licences, registrations and other authorizations, the absence of which, individually or in the aggregate, does not and shall not result in a Material Adverse Effect, each of ITEM Holding, the Subsidiaries and the Significant Investments hold all permits, certificates, licenses, registrations and other authorizations required under applicable Legal Requirement for clinical research for the pharmaceutical industry and pharmaceutical research (the "Research Permits"); each such Research Permit is valid and in force and, to the Vendors' knowledge and to the knowledge of Management, the operations of ITEM Holding, the Subsidiaries and the Significant Investments are in compliance with the conditions set out in such Research Permits; the Vendors and Management do not have any knowledge of any grounds for revocation, expiry or annulment of any such Research Permits;

                  3.2.5 CORPORATE RECORDS. The Corporate minute books and records of ITEM Holding and each of the Subsidiaries and Significant Investments are complete and up to date.

                  3.2.6 OFFICERS AND DIRECTORS. The officers and directors of ITEM Holding and each of the Subsidiaries and Significant Investments have been properly elected or appointed in accordance with applicable laws and the relevant articles of incorporation or other constating documents.

                  3.2.7 CORPORATE ACTION. All necessary corporate action has been taken by ITEM Holding, to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby.

         3.3      CAPITALIZATION

                  3.3.1 SHARE CAPITAL OF ITEM HOLDING. The authorized share capital of ITEM Holding is exhaustively set forth in Schedule A, all of which has been validly issued and is fully paid and non-assessable and, subject to no Lien, adverse claim or restriction on transfer, except restrictions on transfer under this Agreement.

                  3.3.2 OPTIONS, ETC. Other than as set forth in Schedule A and Schedule 3.3.5, ITEM Holding does not have outstanding (a) any rights (either preemptive or otherwise) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance of, any shares or any securities convertible into or exchangeable for its shares, (b) any obligation to redeem, purchase or otherwise acquire or retire any of its shares, any securities convertible into or exchangeable for its shares or any rights, options or warrants with respect thereto, (c) any rights to require ITEM Holding to qualify for distribution for securities laws purposes, or (d) any restrictions on voting.

                  3.3.3 CAPITAL STOCK OF THE SUBSIDIARIES. The authorized issued and outstanding share capital of each Subsidiary and Significant Investment is set forth in Schedules B to J. Other than as set forth in Schedule 3.3.3 and Schedule 3.19, the issued and outstanding share capital of each Subsidiary and Significant Investment is validly issued, and paid and non-assessable and subject to no Lien, adverse claim or restriction on transfer.

                  3.3.4 SUBSIDIARY AND SIGNIFICANT INVESTMENT OPTIONS, ETC. Other than as set forth in
                                    Schedule 3.3.4, none of the Subsidiaries and none of the Significant Investments has outstanding (a) any rights (either preemptive or otherwise) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance of, any shares or any securities convertible into or exchangeable for its shares, (b) any obligation to redeem, purchase or otherwise acquire or retire any of its shares, any securities convertible into or exchangeable for its shares or any rights, options or warrants with respect thereto, (c) any rights to require the Subsidiary or the Significant Investment to qualify for distribution for securities laws purposes, or (d) any restrictions on voting.

                  3.3.5             NO COMMITMENTS AFFECTING SHARE CAPITAL, ETC.
                                    Other than as set forth in Schedule 3.3.5 and Schedule 3.19, neither ITEM Holding nor any of the Subsidiaries or Significant Investments is a party to or bound by any agreement, commitment or understanding, whether verbal or written, affecting its share capital or the voting rights attached thereto.

         3.4      REPORTS, FINANCIAL STATEMENTS AND OTHER DOCUMENTS

                  Phoenix has been provided with complete and correct copies of consolidated financial statements of ITEM Holding and its Subsidiaries and the non consolidated financial statements of ITEM Holding and of each of its Subsidiaries, except ITEM Italia and ITEM Clinica, for which limited financial information is available and has been provided, and Significant Investments (balance sheet, statement of earnings and schedules) for both the year ended December 31, 1996, and for the period ended May 31, 1997, copies of which are attached hereto as
         Schedule 3.4A.

                  The consolidated financial statements and the non-consolidated financial statements of ITEM Holding, ITEM SA, ITEM Labo and ITEM International referred to above have been prepared in accordance with French GAAP, the non-consolidated financial statements of ITEM Pharma referred to above have been prepared in accordance with Spanish GAAP, the non-consolidated financial statements of Verum TIL Occam referred to above have been prepared in accordance with English GAAP, the non-consolidated financial statements ofGEIE Verum referred to above have been prepared in accordance with French GAAP and all such financial statements fairly present the financial condition of ITEM Holding, the Subsidiaries and the Significant Investments, other than
         ITEM Italia and ITEM Clinica, at the dates thereof and the results of their operations for the periods covered thereby. Other than as set forth in Schedule 3.5, neither ITEM Holding nor any of the Subsidiaries or Significant Investments has material liabilities, contingent or otherwise, which are not referred to in the financial statements.

                  The financial statements for the year ended December 31, 1996, copies of which are attached hereto as Schedule 3.4A have been properly approved by the annual general meetings of shareholders of the relevant entities in due form without reservation, except the financial statements of Verum TIL Occam, which have been approved by its board of directors in due form without reservation.

                  For purposes of financial presentation, ITEM Holding recognizes net revenue from its contracts on a percentage of completion basis as work is performed. The percentage of completion, and consequently the revenue to be recorded, of each individual contracts is determined through detailed analysis and discussion between all appropriate operational and financial department management. Although ITEM Holding does not require collateral for unpaid balances, credit losses have consistently been within Management's expectations. Certain contracts contain provisions for price adjustment for cost overruns. Such adjusted amounts are included in service revenue when realization is assured and the amounts can be reasonably determined. In the period in which it is determined that a loss will result from the performance of a contract, the entire amount of the estimated ultimate loss is charged against income.

                  ITEM Holding backlog (calculated based on fee payments anticipated to be received under letters of intent and legally binding written agreements for the provision of contract research to third parties) ("Backlog") as of May 31, 1997 was as described in Schedule 3.4B, as certified by ITEM Holding's principal financial officer.

         3.5      OFF BALANCE SHEET OBLIGATIONS

                  Schedule 3.5 contains a complete list of the off-balance sheet obligations of ITEM Holding, the Subsidiaries and the Significant Investments, including all guarantees and obligations to the benefit of the Vendors, members of their families or third parties.

         3.6      CHANGES IN CONDITION

                  3.6.1 MATERIAL ADVERSE EFFECT. Since May, 1997, no event having a Material Adverse Effect has occurred.

                  3.6.2 EXTRAORDINARY TRANSACTIONS, ETC. Since December 31, 1996, neither ITEM Holding nor any of the Subsidiaries or Significant Investments has (a) made any Distribution,
                                    (b) other than as set forth in Schedule 3.6.
                                    2, made any payment (other
                                    than Compensation of its directors, officers and employees in amounts in effect prior to December 31, 1996 or for bonuses accrued in accordance with normal practice prior to December 31, 1996) to any of the Vendors,
                                    (c) other than as set forth in Schedule
                                    3.6.2, increased the Compensation, including bonuses, payable or to be payable to any of its directors, officers or employees by more than 5% (10% with respect to the directors, officers or employees of Verum TIL Occam), or (d) entered into any Contractual Obligation, or entered into or performed any other transaction, not in the ordinary and usual course of business and consistent with past practice.

                  3.6.3 INVENTORY AND WORK-IN-PROGRESS. The value of inventory and work-in-progress reflected in the financial statements of ITEM Holding, ITEM SA, ITEM Labo and ITEM International has been established in accordance with French GAAP and there has been no material change in the period subsequent to May 31, 1997. The value of inventory and work-in-progress reflected in the financial statements of ITEM Pharma and ITEM Spain have been established in accordance with Spanish GAAP and there has been no material change in the period subsequent to May 31, 1997. The value of inventory and work-in-progress reflected in the financial statements of Verum TIL Occam has been established in accordance with English GAAP and there has been no material change in the period subsequent to May 31, 1997.

         3.7      (INTENTIONALLY OMITTED).

         3.8      SOLVENCY

                  After giving effect to the transactions contemplated hereby, ITEM Holding shall be able to pay its liabilities as they become due.

         3.9      CONTRACTUAL OBLIGATIONS, ETC.

                  3.9.1 CERTAIN CONTRACTS. Schedule 3.9.1 contains, together with a reference to the subparagraph pursuant to which each item is being disclosed, a correct and complete list of all Contractual Obligations of ITEM Holding, the Subsidiaries and the Significant Investments of the types described below:

                           (a) All collective bargaining agreements; all employment agreements, all profit sharing, profit participation, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plans or agreements; and all plans, agreements or practices which constitute Compensation or "fringe benefits" to any of the employees of ITEM Holding, the Subsidiaries or the Significant Investments, including vacation programs, sick leave programs, group medical insurance, group life insurance, disability insurance and related benefits.

                           (b) All Contractual Obligations under which ITEM Holding, the Subsidiaries or the Significant Investments are restricted from carrying on any business, venture or other activities anywhere in the world.

                           (c) All Contractual Obligations (including options) to sell, lease (as lessor), exchange or otherwise dispose of or transfer any of the properties or assets of ITEM Holding, the Subsidiaries or the Significant Investments except in the ordinary course of business.

                           (d) All Contractual Obligations pursuant to which ITEM Holding, the Subsidiaries or the Significant Investments guarantees or otherwise assumes any liability of or gives financial assistance to any Person, or pursuant to which any Person guarantees or otherwise assumes any liability of ITEM Holding, the Subsidiaries or the Significant Investments.

                           (e) All Contractual Obligations constituting license agreements, service agreements, consulting agreements or other similar arrangements, the termination of which, individually or in the aggregate, would result in a Material Adverse Effect.

                           (f) All Contractual Obligations under which ITEM Holding, any of the Subsidiaries and any of the Significant Investments leases immovable property or is obligated to lease or purchase immovable property or incur capital expenditures in excess of FF100,000.

                           (g) All Contractual Obligations of ITEM Holding, any of the Subsidiaries or the Significant Investments relating to the borrowing of money or to the creation of a Lien, other than a Permitted Lien, on any property or asset of ITEM Holding, any of the Subsidiaries or the Significant Investments.

                           (h) All Contractual Obligations of ITEM Holding, any of the Subsidiaries and any of the Significant Investments requiring a notice exceeding 6 (six) months for termination.

                           (i) All Contractual Obligations of ITEM Italia and ITEM Clinica.

                  3.9.2 NATURE OF CONTRACTS. All of the Contractual Obligations of ITEM Holding, the Subsidiaries and the Significant Investments at the Completion Date are enforceable against ITEM Holding, the Subsidiaries and the Significant Investments and, to the Vendors' knowledge and to the knowledge of Management, the other parties thereto, in accordance with their terms; except for Contractual Obligations the failure of which to be so enforceable does not and shall not, individually or in the aggregate, result in a Material Adverse Effect. Except for breaches, defaults and liabilities which do not and shall not individually or in the aggregate result in a Material Adverse Effect, neither ITEM Holding nor any of the Subsidiaries or Significant Investments is now in default, and no event has occurred which with notice or lapse of time or both would constitute a default under, nor are there any liabilities arising from any breach or default by any of them or event which with notice or lapse of time or both would constitute a default by any of them prior to the Completion Date of, any provision of any such Contractual Obligation.

                  3.9.3 ARTICLES. Except as set forth in Schedule 3.19, neither ITEM Holding nor any of the Subsidiaries or Significant Investments is in violation of, or in default under, any provision of its articles or constating documents and Phoenix has been provided with complete and correct copies of such articles or constating documents.

                  3.9.4 INSURANCE. Each of ITEM Holding, the Subsidiaries and the Significant Investments carries insurance policies with independent third party insurers which, with respect to their amounts and types of coverage, are adequate to insure against risks to which each of ITEM Holding, the Subsidiaries and the Significant Investments and their respective property and assets are normally exposed in the operation of their respective businesses, including without limitation professional liability. All policies, the absence of which, individually or in the aggregate, would result in a Material Adverse Effect, are in full force and effect and are free from any right of termination on the part of the applicable insurance carriers. To the knowledge of the Vendors and Management, there are no outstanding unpaid premiums except in the ordinary course of business, and neither ITEM Holding nor any Subsidiary or Significant Investment has received any notice of cancellation or non-renewal of any such policy. Neither ITEM Holding nor any Subsidiary or Significant Investment is aware of any risks, situations, occurrences or other matters which have been disclosed, or should have been disclosed, to insurance carriers or brokers in connection with any application for such insurance as a result of which an insurance carrier would have a right to cancel the corresponding insurance policy or deny coverage with respect to any rights under any such policies. There exists no event of default or event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or occasion a material premium increase under any such policy or give rise to, and neither ITEM Holding, nor any Subsidiary or Significant Investment has any anticipation of, any termination or cancellation thereof or material premium increase therefor.

                  3.9.5 DISPUTE. Neither ITEM Holding nor any of the Subsidiaries or the Significant Investments has received any notice from any supplier, vendor, contractor, customer or client with which ITEM Holding or such Subsidiary or Significant Investment has conducted business during the one-year period ending on the date of this Agreement confirming such Person's intention to reduce the volume under, terminate or otherwise alter any Contractual Obligation with ITEM Holding or any Subsidiary or Significant Investment, the effect of which, individually or in the aggregate, would result in a Material Adverse Effect.


         3.10     OPERATIONS IN CONFORMITY WITH LAW, ETC.

                  The operations of ITEM Holding, the Subsidiaries and the Significant Investments as now conducted, and their properties, assets, equipments, buildings, immoveables and leased or occupied properties, are not, and have not been, in violation of, nor is ITEM Holding or any of the Subsidiaries or Significant Investments in default and no event has occurred which with notice or lapse of time or both would constitute a default under, any Legal Requirements including, in particular, any Environmental Laws or Legal Requirements regarding clinical research and experimentation on animals, except for such violations and defaults as do not and shall not, in the aggregate, have a Material Adverse Effect. Neither ITEM Holding nor any of the Subsidiaries or the Significant Investments has received notice of any such violation or default and neither the Vendors nor the Management have knowledge of any basis on which the operations of ITEM Holding or any of the Subsidiaries or Significant Investments, when conducted as currently proposed to be conducted after the Completion Date, would be held so as to violate or to give rise to any such violation or default. ITEM Holding, the Subsidiaries and the Significant Investments have all franchises, licenses, permits, certificates, authorizations, registrations or other authority presently necessary for the conduct of their business as now conducted, except for franchises, licences, permits, certificates, authorizations, registrations or other authority, the absence of which, individually or in the aggregate, does not and shall not result in a Material Adverse Effect. Based on the facts presently known to the Vendors and Management, all future expenditures on the part of ITEM Holding, the Subsidiaries and the Significant Investments required to meet the provisions of any presently existing Legal Requirements (including Legal Requirements relating to employment practices or to occupational or health standards or to environmental considerations) shall not, in the aggregate, have a Material Adverse Effect. To the knowledge of the Vendors and Management, ITEM Holding, the Subsidiaries and the Significant Investments have complied and are in compliance with applicable competition regulations and have never infringed fair competition in the markets where they operate, either with or towards third companies or between themselves. To the knowledge of the Vendors and Management, ITEM Holding, the Subsidiaries and the Significant Investments do not hold separately or together a dominant position on the markets involved and their market share and net aggregate turnover do not meet the European, French, Italian, Spanish, British and Romanian thresholds which authorizes European or domestic competition authorities to control the operation and impede the completion of the transaction contemplated hereby.

         3.11     INTELLECTUAL PROPERTY

                  Schedule 3.11 contains a list of all the trade-marks, trade names and patents used by any of ITEM Holding, the Subsidiaries or the Significant Investments (collectively "Used Intellectual Property"). The entity indicated in said Schedule as owner of Used Intellectual Property is the registered and beneficial owner of such Used Intellectual Property or the registration thereof, if applicable, (except as set forth in Schedule 3.11), with good and marketable title, unencumbered (except for Permitted Liens), and with full right to sell, assign or otherwise transfer or license to others and subject to no pending challenge, refutation, expiry or termination other than as set forth in Schedule 3.11. To the knowledge of Management and the Vendors, none of ITEM Holding, the Subsidiaries or the Significant Investments uses any intellectual property not owned by it, other than software purchased "off the shelf", except as set forth in Schedule 3.11, all of which each entity using said property has the right to use (collectively "Licenced Intellectual Property"). (Used Intellectual Property and Licensed Intellectual Property are sometimes hereinafter referred to collectively as "Intellectual Property"). To the knowledge of Management and the Vendors, none of ITEM Holding, the Subsidiaries or the Significant Investments is required to pay royalties, fees or other consideration to any other person with respect to the use of any of the Intellectual Property or in connection with the conduct of its business or otherwise. To the knowledge of Management, none of ITEM Holding, the Subsidiaries or the Significant Investments has infringed the intellectual or industrial property rights of any other person, nor has any of them used any intellectual or industrial property (including, without limitation, trade-marks, trade names, patents, models, designs and copyrights) which it does not own or have the right to use other than as set forth in Schedule 3.11. There are no outstanding claims asserted against any of ITEM Holding, the Subsidiaries or the Significant Investments alleging the infringement or the misappropriation by any of them of any intellectual or industrial property. None of ITEM Holding, the Subsidiaries or the Significant Investments has granted any licences or sub-licences to third parties with respect to any of the Intellectual Property other than as set forth in Schedule 3.11 and neither the Vendors nor Management has any knowledge of any infringement or misappropriation by any other Person of any of the Intellectual Property. Neither the execution nor delivery of this Agreement will constitute a breach of or a default under any agreement relating to the Intellectual Property.

         3.12     ENVIRONMENTAL MATTERS

                  3.12.1 ITEM Holding, the Subsidiaries and the Significant Investments, their employees, agents, shareholders, directors and officers have never been declared guilty of committing an offence for a violation of Environmental Laws and have never been fined for such an offence or have otherwise settled such a prosecution in connection with the activities of ITEM Holding, the Subsidiaries and the Significant Investments;

                  3.12.2 There are no contaminants, waste or pollutants of any kind whatsoever in, on or under the equipment, buildings, immoveables or properties owned, leased or occupied by ITEM Holding or any of the Subsidiaries or Significant Investments, the presence of which constitutes a violation of applicable Environmental Laws and the presence of which, individually or in the aggregate, constitutes a Material Adverse Effect;

                  3.12.3 Neither ITEM Holding nor any of the Subsidiaries or Significant Investments has received any written notice or request for information in the context of any national, supra-national, provincial, regional, local or municipal environmental investigation or inspection;

                  3.12.4 There are no PCBs, asbestos, urea formaldehyde or radioactive substances in, on or under the equipment, buildings, immoveables or properties owned, leased or occupied by ITEM Holding, the Subsidiaries or the Significant Investments;

                  3.12.5 There is no action, suit or proceeding pending in relation to environmental matters against ITEM Holding, the Subsidiaries or the Significant Investments, its employees, agents, shareholders, directors and officers, or involving ITEM Holding, the Subsidiaries or the Significant Investments or its assets, before any judicial body, tribunal, commission, agency or other governmental entity, and to the Vendors' knowledge and to the knowledge of Management, there is no threat of, or event or fact based on which, such action, suit or proceeding may be instituted.

                  3.12.6 To the knowledge of Management and the Vendors, ITEM Holding, the Subsidiairies and the Significant Investments are in compliance with all applicable environmental and health and safety laws and regulations, with the exception of instances of non-compliance which, individually or in the aggregate, do not constitute a Material Adverse Effect, and the absence of fire doors at the premises of ITEM SA in Paris and the non-conformity of the main entrance to the same premises to the requirements of the Labour Code concerning the size of such entrance.

         3.13     LABOUR AND EMPLOYMENT MATTERS

                  3.13.1 Without limiting the generality of Section 3.10, each of ITEM Holding, the Subsidiaries and the Significant Investments has complied with all laws relating to the employment of labour, including provisions thereof relating to wages, hours and collective bargaining rights.

                  3.13.2 Other than as set forth in Schedule 3.13.2, there is no collective agreement by which ITEM Holding or any of the Subsidiaries or Significant Investments is bound which relates to the employees of ITEM Holding, the Subsidiaries or the Significant Investments. To the knowledge of the Vendors and to the knowledge of Management, there are no threatened or pending attempts to organize or establish any labour union or employee association in connection with the business of ITEM Holding, any of the Subsidiaries or any of the Significant Investments. To the knowledge of the Vendors and to the knowledge of Management, there is no pending or threatened labour dispute, grievance, strike, or work stoppage materially affecting the business of any of ITEM Holding, any of the Subsidiaries or any of the Significant Investments. Neither ITEM Holding nor any of the Subsidiaries or Significant Investments is a party to any other written employment agreement, contract, arrangement, management contract or service contract affecting employees other than as set forth in Schedule 3.9.1, nor are any such contracts, agreements, arrangements, management contracts or service contracts being currently negotiated or proposed other than in the ordinary course of business.

                  3.13.3 There exist no retirement plans, profit sharing, option or incentive plans, or insurance disability, medical, surgical, dental or other employee benefit plans for employees of ITEM Holding, any of the Subsidiaries or any of the Significant Investments other than as set forth in
                                    Schedule 3.9.1 for which adequate
                                    arrangements have been made since December
                                    31, 1996 to set aside the requisite amounts in the prescribed fashion, and neither ITEM Holding nor any of the Subsidiaries or Significant Investments has promised or intends to implement other such plans.

                  3.13.4 Other than as set forth in Schedule 3.13.4, neither ITEM Holding nor any of the Subsidiaries or Significant Investments has any employee who cannot be dismissed without further liability upon such notice period not exceeding what it is required by the Legal Requirement.

                  3.13.5 Each of ITEM Holding's or any of the Subsidiary's or Significant Investment's employees who is practising as a physician, nurse or pharmacist is identified in
                                    Schedule 3.13.5, and each such employee is duly licensed and in good standing to practice as a physician, nurse or pharmacist, as the case may be, in each jurisdiction in which such employee renders services for or on behalf of ITEM Holding or any Subsidiary or Significant Investment. None of the employees listed on Schedule
                                    3.13.5 is or has been subject to any claim in connection with his or her practice as a physician, nurse or pharmacist while employed by ITEM Holding, the Subsidiary or the Significant Investment, as the case may be, and no fact or occurrence is known to the Management to exist which is likely to give rise to the revocation of any such licence.

                  3.13.6 Each of ITEM Holding's or any of the Subsidiary's or Significant Investment's employees other than those identified in
                                    Schedule 3.13.6 has signed non-compete
                                    covenants in favour of ITEM Holding, the Subsidiary or the Significant Investment, as the case may be.

         3.14     TAXES

                  Other than as set forth in Schedule 3.14 and with respect to the specific tax related contingencies referred to in Section 8, all tax returns required to be filed by ITEM Holding, the Subsidiaries and the Significant Investments in any jurisdiction have been filed and all taxes, assessments, levies and other governmental charges upon ITEM Holding, the Subsidiaries and the Significant Investments or upon any of their properties or income, including any tax in respect of value added, have been duly paid unless such payment is being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto determined in accordance with applicable policies have been established by ITEM Holding, the Subsidiaries and the Significant Investments. Other than as set forth in Schedule 3.14, there is no tax assessment threatened in writing against ITEM Holding and any of the Subsidiaries or Significant Investments and, to the knowledge of Management, there is no basis for such assessment.


         3.15     WITHHOLDINGS

                  Each of ITEM Holding, the Subsidiaries and the Significant Investments has withheld from each payment made to any of its shareholders, officers, directors, non-resident creditors and employees the amount of all taxes and other deductions required to be withheld and has remitted all such amounts to the appropriate authorities within the prescribed times, and has otherwise fulfilled all requirements of all Legal Requirements governing such deductions and withholdings. Each of ITEM Holding, the Subsidiaries and the Significant Investments has remitted to the proper authorities all employer contributions due and payable under all social security, occupational health and safety and pension plans.

         3.16     GOOD TITLE

                  Other than as set forth in Schedule 3.16 each of ITEM Holding, the Subsidiaries and the Significant Investments has good and marketable title to all of its property free and clear of Liens and other adverse claims.

         3.17     LITIGATION

                  Outstanding litigation is disclosed in Schedule 3.17. No litigation or proceeding before, or investigation by, any foreign, national, supra-national or municipal, judicial, tax or customs tribunal or board or other governmental or administrative agency or any arbitrator, is pending or to the knowledge of the Vendors and the knowledge of Management, threatened (or does any basis exist therefor), against ITEM Holding, the Subsidiaries or the Significant Investments or, to the Vendors' knowledge or to the knowledge of Management, any director or officer of ITEM Holding or any of the Subsidiaries or Significant Investments, which individually or in the aggregate could result in a Material Adverse Effect, or which seeks rescission of, seeks to enjoin the consummation of, or which questions the validity of, this Agreement or any of the transactions contemplated hereby. Neither ITEM Holding nor the Subsidiaries or Significant Investments has been charged, nor to the Vendors' knowledge or to the knowledge of Management, is it threatened to be charged, with infringement of any trademark, trade name, service mark, copyright, patent, patent right or other proprietary right of any Person.

         3.18     PRESS COVERAGE

                  Neither ITEM Holding, nor any of the Subsidiaries or Significant Investments has been the object of any demonstrations, press campaigns or other attacks due to the nature of its activities, since January 1, 1994.

         3.19     VIOLATION OF OTHER INSTRUMENTS

                  Neither the execution and delivery of this Agreement by the Vendors or ITEM Holding, the consummation of any of the transactions contemplated hereby or in Schedule 3.19, shall (a) constitute a breach of or a default or an event which with notice or lapse of time or both would constitute a default under any Contractual Obligation of ITEM Holding or any of the Subsidiaries or Significant Investments or any officer of ITEM Holding, the Subsidiaries or Significant Investments,
         (b) result in acceleration in the time for performance of any obligation of ITEM Holding, the Subsidiaries or the Significant Investments under any such Contractual Obligation, (c) result in the creation of any Lien upon any property or asset of ITEM Holding, the Subsidiaries or the Significant Investments, (d) require any consent, waiver or amendment to any such Contractual Obligation that has not been obtained and remains in full force and effect, (e) give rise to any severance payment, right of termination, securities purchase or redemption right or other right under any such Contractual Obligation, or (f) violate or give rise to a default or an event which with notice or lapse of time or both could constitute a default under any Legal Requirements, except for events or conditions described in clauses (a) through (f) above which shall not, individually or in the aggregate, have any Material Adverse Effect or (g) result in any state of facts which could have a Material Adverse Effect.

         3.20     APPROVALS, CONSENTS, ETC.

                  Other than as set forth in Schedule 3.20, no approval, consent, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any governmental authority or any other Person is required to be made by or on behalf of the Vendors, ITEM Holding or any of the Subsidiaries or Significant Investments in connection with the execution, delivery or performance of this Agreement or any of the transactions contemplated hereby.

         3.21     INVESTMENT OR DIVESTITURE

                  Schedule 3.21 contains a complete list of all investments and divestitures in process which are not mentioned in the financial statements of ITEM Holding, the Subsidiaries and the Significant Investments (balance sheet, statement of earnings and schedules) for the period ended May 31, 1997.

         3.22     FULL DISCLOSURE

                  To the knowledge of Management and the Vendors, there is no fact that the Vendors have not disclosed to Phoenix which could have a Material Adverse Effect on the properties, business, prospects or condition (financial or otherwise) of ITEM Holding or any of the Subsidiaries or Significant Investments. Neither the reports, financial statements and other documents referred to in Section 3.4, nor any certificate, statement or document delivered by the Vendors to Phoenix in connection with this Agreement contains any untrue statement of a fact or omits to state any fact necessary to keep the statements contained herein or therein from being misleading in a manner that would constitute a Material Adverse Effect.



4.       REPRESENTATIONS AND WARRANTIES OF PHOENIX

         Phoenix represents and warrants to the Vendors that:

         4.1      DUE INCORPORATION, ETC.

                  Phoenix is duly incorporated, validly exists and is in good standing under the Canada Business Corporations Act and has all necessary corporate capacity and power to own and lease its property and assets and to carry on the business now conducted by it.

         4.2      SHARE CAPITAL OF PHOENIX

                  The authorized share capital of Phoenix is composed of an unlimited number of common shares and an unlimited number of preferred shares issuable in series of which, as at August 4, 1997, there were 19,601,226 common shares issued and outstanding.

         4.3      OPTIONS

                  Other than the options to acquire common shares of Phoenix granted pursuant to Phoenix' Key Employee Share Option Plan and shares to be issued to Dorn Cook under an earn-out formula which has been disclosed to the Vendors, Phoenix does not have any rights or options to subscribe for, or any warrants or other agreements providing for or requiring the issuance of common shares or preferred shares.

         4.4      DUE AUTHORIZATION

                  All necessary corporate action has been taken by Phoenix to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby, including the issuance of the Phoenix Shares as fully paid and non-assessable in consideration for the purchase of the Shares and Debentures.

         4.5      CONFORMITY WITH APPLICABLE SECURITIES LAWS

                  All documents have been filed, all requisite proceedings have been taken and all approvals, exemptions, consents, orders and authorizations required under applicable securities laws have been obtained in order to issue the Phoenix Shares issued hereunder and Phoenix is in full compliance with its continuous disclosure obligations under applicable securities laws.

         4.6      STOCK EXCHANGE APPROVALS

                  The listing of the Phoenix Shares on The Montreal Exchange and the Toronto Stock Exchange has been approved by such exchanges, subject to Phoenix fulfilling all of the standard requirements of such exchanges before September 4, 1997.

5.       POOLING OF INTERESTS

         5.1      ACCOUNTING TREATMENT

                  Phoenix, ITEM Holding and the Vendors intend and desire for the transactions contemplated by this Agreement to qualify for "pooling of interests" treatment for US GAAP purposes in accordance with Accounting Principles Board Opinion No. 16.

         5.2      POOLING LETTERS

                  On or prior to the Completion Date, ITEM Holding shall cause to be executed and delivered to Ernst & Young, auditors to Phoenix, and to Phoenix a letter or letters, dated the Completion Date, from ITEM Holding's management in form and substance reasonably satisfactory to Phoenix and its auditors relating to "pooling of interests" accounting. On or prior to the Completion Date, Phoenix shall deliver to Ernst & Young, auditors to Phoenix, a letter or letters, dated the Completion Date, from Phoenix's management in form and substance reasonably satisfactory to its auditors relating to "pooling of interests" accounting.


         5.3      OPINIONS OF ACCOUNTANTS AND AUDITORS OF PHOENIX

                  On or prior to the Completion Date, Phoenix shall have received a letter, dated the Completion Date, from Ernst & Young, accountants and auditors to Phoenix, in form and substance satisfactory to Phoenix, regarding the appropriateness of pooling of interests treatment for the transactions contemplated herein.

         5.4      OPINIONS OF ACCOUNTANTS AND AUDITORS OF ITEM HOLDING

                  On or prior to the Completion Date, ITEM Holding and Phoenix shall have received a letter, dated the Completion Date, from Claude Mayer et Associes, commissaire aux comptes accountants and auditors of ITEM Holding, attesting to the validity of the letter referred to in
         Section 5.2, in form and substance satisfactory to ITEM Holding and Phoenix.

         5.5      PLACEMENT AND STOCK TRANSFER RESTRICTIONS AND RELATED MATTERS

                  Each party to this Agreement agrees that from and after the date of this Agreement, such party shall not knowingly take any action, or knowingly fail to take any action, which action or failure is reasonably likely to disqualify the transactions contemplated by this Agreement from pooling of interests accounting treatment by Phoenix, and that such party shall take all reasonable actions necessary to cause the transactions contemplated by this Agreement to qualify as a pooling of interest, if such characterization shall be jeopardized by action taken by such party. Without limiting the foregoing, each Vendor who is a Pooling Affiliate of ITEM Holding agrees that such Vendor shall not sell, transfer, pledge, or otherwise dispose of such Vendor's interests in or reduce such Vendor's risk relative to any of the Phoenix Shares until Phoenix shall have published financial results (including combined sales and net income) covering at least thirty (30) days of combined operations of Phoenix and ITEM Holding after the Completion Date. As soon as reasonably practicable following the first full month of combined operations of Phoenix and ITEM Holding after the Completion Date, Phoenix shall prepare and publish such financial results for the first full month of operations following the Completion Date. Each of the Vendors and ITEM Holding acknowledge and agree with Phoenix that none of the Vendors or ITEM Holding is a party to any agreement or arrangement among themselves or with third parties regarding the transactions contemplated by this Agreement or the subject matter hereof.

                  Prior to the Completion Date, Phoenix shall deliver to ITEM Holding a list of names and addresses of those persons who are or may be, in Phoenix's reasonable judgement, Affiliates of Phoenix within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or applicable SEC accounting releases with respect to pooling of interests accounting treatment (each such persons, a "Pooling Affiliate"). Phoenix also shall provide ITEM Holding with such information and documents as ITEM Holding shall reasonably request for purposes of reviewing such list. Prior to the Completion Date, Phoenix shall deliver to ITEM Holding an affiliate letter, in form and substance reasonably satisfactory to ITEM Holding, executed by each of the Pooling Affiliates identified in the foregoing list.

                  Prior to the Completion Date, ITEM Holding shall deliver to Phoenix a list of names and addresses of those persons who are or may be, in ITEM Holding's reasonable judgment, Pooling Affiliates of ITEM Holding. ITEM Holding also shall provide Phoenix with such information and documents as Phoenix shall reasonably request for purposes of reviewing such list. Prior to the Completion Date, ITEM Holding shall deliver to Phoenix an affiliate letter, in form and substance reasonably satisfactory to Phoenix, executed by each of the Pooling Affiliate of ITEM Holding identified in the foregoing list.

6.       EMPLOYMENT AGREEMENT

         6.1      EMPLOYMENT AGREEMENT WITH LUCIEN STERU

                  Lucien Steru and Phoenix shall execute an employment agreement, providing for Lucien Steru's employment as President of Phoenix Europe and ITEM SA (the name of which will be changed to Phoenix International (France)), which shall, among other things, include a non-competition provision for a period ending two years after the termination of his employment.


7.       SURVIVAL OF REPRESENTATIONS; INDEMNITY

         7.1      SURVIVAL OF REPRESENTATIONS

                  The respective representations and warranties of the Vendors contained in this Agreement or in any schedule attached hereto shall survive the consummation of the transactions contemplated hereby and shall remain in full force and effect notwithstanding any investigation or examination of, or knowledge with respect to, the subject matter thereof by or on behalf of Phoenix until the earlier of November 30, 1997 or the date of completion of the audit of the combined financial statements of

         Phoenix and ITEM Holding as at August 31,1997 (the period ending on such date being referred to herein as the "Representations Period"), except that such representations and warranties shall survive indefinitely in the event of fraud with respect thereto. No claim for indemnification pursuant to Section 7.2.1 below may be brought after the expiration of the Representations Period, except for claims made in good faith in writing prior to such expiration and setting forth in reasonable detail the claim, regardless of whether any action or demand has been commenced against Phoenix (it being understood without limitation, that any and all Losses (as defined below) arising after the expiration of the Representations Period shall be recoverable upon notice properly given prior to the expiration of the Representations Period in accordance with this Section 7.1). The representations and warranties of Phoenix contained in this Agreement or in any schedule attached hereto shall terminate upon and not survive the Completion Date, except in the event of fraud by Phoenix with respect thereto, in which case they shall survive indefinitely.

         7.2      INDEMNIFICATION

                  7.2.1 From and after the Completion Date, Phoenix and its Affiliates (including ITEM Holding, the Subsidiaries and the Significant Investments) and all of their respective officers, directors, employees, agents and shareholders (each, an "Indemnitee") shall be defended, indemnified and held harmless by the Vendors pursuant to this Agreement and the Escrow Agreement to the full extent permitted by law, from and against any and all losses, claims, actions, damages, liabilities, costs and expenses (including attorneys' fees and expenses) (collectively, "Losses") relating to or arising from or in connection with (i) any misrepresentation or any non-fulfilment of any representation, warranty, covenant, obligation or agreement by any Vendor contained in or made pursuant to this Agreement or any other document, agreement, officer's certificate or other certificate delivered to Phoenix in connection with this Agreement, (ii) any statement contained in Section 3 which pertains to Significant Investments which would be untrue if such statement were to be made in respect of Verum TIL Occam, without regard to any knowledge qualifications contained in such statement, and (iii) the enforcement by Phoenix of its rights pursuant to this Section 7.2, or any litigation, proceeding or investigation relating to any of the foregoing. The indemnification obligations of the Vendors pursuant hereto shall be joint and not solidary.

                  7.2.2 Notwithstanding the foregoing provisions of this Section 7.2, but except with respect to any Losses resulting from or arising out of fraud or other intentional or knowing misconduct or misrepresentation, (i) the maximum aggregate recourse by the Indemnitees pursuant to subsection 7.2.1 above shall not exceed the aggregate value (calculated by adding together the opening and closing prices of the common shares of Phoenix on each of the Toronto Stock Exchange and The Montreal Exchange for each of the ten trading days preceding the Completion Date, and dividing this sum by
                                    40) of the Escrowed Securities (the
                                    "Indemnity Cap"), (ii) the Indemnitees shall not be entitled to indemnification under subsection 7.2.1 above for any amount unless and until the aggregate of all amounts for which the Indemnitees otherwise would be entitled to be indemnified exceeds FF 300,000 or its equivalent (in the aggregate), after which the Indemnitees shall be indemnified in full for the full amount, up to the Indemnity Cap, and (iii) the sole recourse of any Indemnitee in respect of Losses (but not in respect of fraud or other intentional or knowing misconduct or misrepresentation) shall be from, out of, and to the extent of the Escrowed Securities. Any indemnification shall be payable by the return of Escrowed Securities to Phoenix in accordance with the provisions of the Escrow Agreement. In particular, the number of Escrowed Shares to be remitted to Phoenix in payment of any indemnification obligation shall be calculated on the basis of the average price of the Escrowed Shares obtained by adding together the opening and closing prices of the common shares of Phoenix on each of the Toronto Stock Exchange and The Montreal Exchange for each of the ten trading days preceding the Completion Date, and dividing this sum by 40. All dividends or other distributions received by a Vendor in respect of common shares of Phoenix which are remitted to Phoenix in satisfaction of an indemnification obligation under this
                                    Section 7, shall also be repaid to Phoenix at the time of payment of indemnification. For purposes of determining whether the aggregate of all amounts for which the Indemnitees would otherwise be entitled to be indemnified exceed FF 300,000 or its equivalent, the amount of each indemnifiable claim and the aggregate amount of all indemnifiable claims shall not be limited by use of the term "material" or of the defined term Material Adverse Effect or its related forms in any representations or warranties, or by the establishment of any dollar threshold in any representation or warranty for inclusion of any event or matter herein.

                  7.2.3 Notwithstanding any other provision of this Agreement, as of and after the Completion Date, ITEM Holding shall not have any liability under this Agreement, and no Vendor shall threaten or bring any claim or action whatsoever against for contribution to any amounts payable under this Section
                                    7.2 by such Vendor.


8.       SPECIFIC CONTINGENCIES

                  The Vendors hereby undertake to indemnify Phoenix in respect of the occurrence, in whole or in part, of any of the specific contingencies described below, each of which exists at the Completion Date and will only be finally resolved or determined at some time in the future. The provision for these contingencies is not made as an attempt to anticipate future events, but merely to provide for a reasonable period of time within which such contingencies may be resolved. Any indemnification pursuant to this Section shall be payable by all of the Vendors, pro rata to the number of common shares of Phoenix issuable to each of them pursuant to this Agreement.

                  In the event of the realization of any of the specific contingencies contemplated in this Section 8, the Vendors shall indemnify Phoenix by remitting to Phoenix for cancellation such number of common shares of Phoenix as corresponds to the amount of indemnification owed (calculated on the basis of the average price of Phoenix common shares obtained by adding together the opening and closing prices of the common shares of Phoenix on each of the Toronto Stock Exchange and The Montreal Exchange for each of the ten trading days preceding the Completion Date, and dividing this sum by 40). Any obligation to remit common shares of Phoenix upon the occurrence of a specific contingency shall be satisfied by return of Escrowed Shares in accordance with the Escrow Agreement. In the event that there does not remain a sufficient number of Escrowed Shares or Proceeds to satisfy an an obligation under this Section, the balance of such indemnification obligation shall be paid in cash. All dividends or other distributions received by a Vendor in respect of common shares of Phoenix which are remitted to Phoenix in satisfaction of an indemnification obligation under this Section 8, shall also be repaid to Phoenix at the time of payment of indemnification.

         8.1 Any tax liability in France related to the dissolution of ITEM Phase I and its withdrawal from the relevant tax consolidation regime. The maximum amount payable in respect of this contingency is $55,000 plus any interest due to the relevant taxation authorities from the date of this Agreement to the final settlement of this specific contingency. Notwithstanding any other provision of this Agreement, the Vendors' indemnification obligation with respect to this contingency shall survive until any possible related claims by the relevant taxation authorities have been prescribed under applicable law.

         8.2 Any tax liability in France in respect of the granting of certain indirect subsidies to nonmembers of the consolidation tax regime and the failure to properly report certain indirect subsidies to members of the consolidation tax regime. The maximum amount payable in respect of this contingency is $55,000 plus any interest due to the relevant taxation authorities from the date of this Agreement to the final settlement of this specific contingency. Notwithstanding any other provision of this Agreement, the Vendors' indemnification obligation with respect to this contingency shall survive until any possible related claims by the relevant taxation authorities have been prescribed under applicable law.

         8.3 Any tax liability in Spain with respect to certain commissions paid by ITEM Pharma to Pharma Consult SA during 1995 and 1996. The maximum amount payable in respect of this contingency is $70,000 plus any interest due to the relevant taxation authorities from the date of this Agreement to the final settlement of this specific contingency. Notwithstanding any other provision of this Agreement, the Vendors' indemnification obligation with respect to this contingency shall survive until any possible related claims by the relevant taxation authorities have been prescribed under applicable law.

         8.4 Any tax liability in France or the United Kingdom with respect to the non-deductibility of certain expenses incurred by GEIE Verum and rebilled to ITEM Holding or any of its Subsidiaries or Significant Investments. The maximum amount payable in respect of this contingency is $355,000 plus any interest due to the relevant taxation authorities from the date of this Agreement to the final settlement of this specific contingency. Notwithstanding any other provision of this Agreement, the Vendors' indemnification obligation with respect to this contingency shall survive until any possible related claims by the relevant taxation authorities have been prescribed under applicable law.

9.       NOTICES

         Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

         9.1      To Phoenix:

                  Phoenix International Life Sciences Inc.
                  2350, Cohen Street
                  Saint-Laurent, Quebec
                  H4R 2N6 Canada

                  Telecopier No.: (514) 333-7306

                  ATTENTION: JEAN-YVES CALOZ

         9.2      To ITEM Holding :

                  ITEM Holding S.A.
                  93, avenue de Fontainebleau
                  94276 Le Kremlin-Bicetre Cedex
                  France

                  Telecopier No.: 01.49.59.25.70

                  ATTENTION: LUCIEN STERU

         9.3      To Lucien Steru or Dominique Steru:

                  Lucien Steru or Dominique Steru
                  31, rue Robert de Flers
                  75015 Paris
                  France

                  Telecopier No.:  01.40.58.15.14

         9.4      To Domingos Martins:

                  Domingos Martins
                  rua do Arco Carvalhao No. 14
                  3rd esq.
                  1071 Lisboa
                  Portugal

         9.5      To Roger Porsolt:

                  Roger Porsolt
                  34, avenue de la Porte Jaune
                  92210, St. Cloud
                  France

                  Telecopier No.: 01.46.02.20.33

         9.6      To Siparex Developpement:

                  Siparex Developpement
                  114, rue de la Boetie
                  75008 Paris
                  France

                  Attention: Christian d'Argoubet

                  Telecopier No.: 01.53.93.02.30

         9.7      To BNP Developpement:

                  BNP Developpement
                  1, boulevard Haussmann
                  75009 Paris
                  France

                  Attention: Josiane Raspiller

                  Telecopier No.: 01.40.14.51.37

         9.8      To Epicea:

                  EPICEA
                  31-33, rue de la Federation
                  75015 Paris
                  France

                  Attention: Pascal Demichel

                  Telecopier No.: 01.40.56.19.19

         9.9      To CO.DE.MA.:

                  Avenue Marcel Thiry 216
                  1200 Bruxelles
                  Belgique

                  Attention: Lucien Steru

                  Telecopier No.: (32) 2.774.42.99

         9.10     To Natio Fonds Venture:

                  Natio Fonds Venture II
                  12, rue Chauchat
                  75009 Paris
                  France

                  Attention: Dominique Bellanger

                  Telecopier No.: 01.40.14.69.60



10.      MODIFICATION

         All modifications or amendments of any provision of this Agreement shall be effective only if the same shall be in writing and then shall be effective only in the specific instance and for the purpose for which given.


11.      WAIVER

         No failure to exercise, and no delay in exercising, on the part of a party hereto, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision of this Agreement shall be effective unless in writing. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

12.      CONFIDENTIALITY

         The parties agree to treat this Agreement as confidential and not to disclose its contents to third parties other than their advisers, except to the extent necessary to enforce performance of obligations hereunder, or as is required to comply with applicable laws or regulations, including regulations of any stock exchange on which the securities of Phoenix are listed following consultations with Lucien Steru.

13.      FURTHER ASSURANCES

         The parties shall, with all reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party shall provide such further documents or instruments required by another party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and to carry out its provisions.

14.      GOVERNING LAWS

         This Agreement shall be governed by the laws of the Province of Quebec and the laws of Canada applicable therein.

15.      ARBITRATION

         Any dispute which arises in the course of or following the performance of this Agreement or any of the transactions contemplated herein will be definitively settled under the auspices of The Quebec National and International Commercial Arbitration Centre, by means of arbitration and to the exclusion of courts of law, in accordance with its General Commercial Arbitration Rules in force at the time this Agreement is signed and to which the parties declare they have adhered.

16.      GENERAL

         The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement and the other documents and instruments referred to herein constitute the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all present and prior agreements, whether written or oral. No investigation made by or on behalf of a party hereto shall mitigate, diminish or affect the representations and warranties made herein by the Vendors. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein, and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. The parties hereto have expressly required that this Agreement and all documents and notices related hereto be drafted in English. LES PARTIES AUX PRESENTES ONT EXPRESSEMENT EXIGE QUE LE PRESENT CONTRAT ET TOUS LES DOCUMENTS ET AVIS Y AFFERENTS SOIENT REDIGES EN ANGLAIS.

         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed as of the Completion Date.


                              PHOENIX INTERNATIONAL LIFE SCIENCES INC.

                              By:            /s/ John W. Hooper
                                    --------------------------------------------
                                                John W. Hooper

                              Title:
                                    --------------------------------------------
                                        Chairman and Chief Executive Officer


                              By:               /s/ Jean-Yves Caloz
                                   ---------------------------------------------
                                                   Jean-Yves Caloz

                              Title:
                                    --------------------------------------------
                                              Senior Vice-President
                                            and Chief Financial Officer



                              ITEM HOLDING S.A.

                              By:               /s/ Lucien Steru
                                   ---------------------------------------------
                                                  Lucien Steru

                              Title:
                                    --------------------------------------------


                                                /s/ Lucien Steru
                              --------------------------------------------------
                              LUCIEN STERU


                                               /s/ Dominique Steru
                              --------------------------------------------------
                              DOMINIQUE STERU


                                              /s/ Domingos Martins
                              --------------------------------------------------
                              DOMINGOS MARTINS

                                                /s/ Roger Porsolt
                              --------------------------------------------------
                              ROGER PORSOLT



                              CO.DE.MA.

                              By:            /s/ Lucien Steru
                                 -----------------------------------------------
                                              Lucien Steru

                              Title:
                                    --------------------------------------------


                              BNP DEVELOPPEMENT

                              By:           /s/ Josiane Raspiller
                                 -----------------------------------------------
                                              Josiane Raspiller

                              Title:
                                    --------------------------------------------

                              SIPAREX DEVELOPPEMENT

                              By:           /s/ Christian d'Argoubet
                                 -----------------------------------------------
                                              Christian d'Argoubet

                              Title:
                                    --------------------------------------------

                              EPICEA

                              By:           /s/ Pascal Demichel
                                 -----------------------------------------------
                                              Pascal Demichel

                              Title:
                                    --------------------------------------------



                              NATIO FONDS VENTURE II


                              By:           /s/ Dominique Bellanger
                                 -----------------------------------------------
                                              Dominique Bellanger

                              Title:
                                    --------------------------------------------

ESCROW AGREEMENT dated as of August 7, 1997

AMONG: PHOENIX INTERNATIONAL LIFE SCIENCES INC., a corporation incorporated under the CANADA BUSINESS CORPORATIONS ACT. having its head office at 2350 Cohen Street, Saint-Laurent, Quebec, Canada, H4R 2N6, herein acting and represented by John W. Hooper and Jean-Yves Caloz, its duly authorized representatives;

          (hereinafter "Phoenix")

AND: LUCIEN STERU, executive, residing at 31, rue Robert de Flers, 75015 Paris, married under the matrimonial regime of COMMUNAUTE LEGALE to Dominique Steru;

          (hereinafter "Lucien Steru")

AND: DOMINIQUE STERU, executive, residing at 31, rue Robert de Flers, 75015 Paris, married under the matrimonial regime of COMMUNAUTE LEGALE to Lucien Steru;

          (hereinafter "Dominique Steru")

AND: CO.DE.MA., a Belgian corporation having its head office at Avenue Marcel Thiry 216, 1200 Bruxelles, Belgique, herein acting and represented by its duly authorized representative, Lucien Steru;

          (hereinafter "Codema")

AND: DOMINGOS MARTINS, executive, residing at rua do Arco Carvalhao N1 14, 3rd esq., 107A Lisboa, Portugal, married under the matrimonial regime of COMMUNAUTE LEGALE TO Manuela Viegas;

          (hereinafter "Domingos Martins')

AND: ROGER PORSOLT, executive, residing at 34, avenue de la Porte Jaime, 92210 Saint Cloud, married under the matrimonial regime of COMMUNAUTE UNIVERSELLE to Ursula Dorner;

          (hereinafter "Roger Porsolt")

AND: BNP DEVELOPPEMENT, a French SOCIETE ANONYME, with issued capital of FF 500,000,000, registered in the Paris commercial and companies register under number B348 540 592 and having its head office at 1, boulevard Haussmann, 75009 Paris, herein acting and represented by its duly authorized representative, Josiane Raspiller;

          (hereinafter "BNP Developpement")

AND: SEPAREX DEVELOPPEMENT, a French SOIETE EN COMMANDITE PAR ACTIONS, with issued capital of FF 196,489,400, registered in the Lyon commercial and companies register under number B378 213 375 and having its head office at 114, rue de la Boetie, 75008 Paris, herein acting and represented by its duly authorized representative, Christian D'Argoubert;

          (hereinafter "Siparex Developpement")


AND: EPICEA, a French SOCIETE ANONYME, with issued capital of FF 67,000,000, registered in the Paris commercial and companies register under number B319 308 615 and having its head office at 31-33, rue de la Federation, 75015 Paris, herein acting and represented by its duly authorized representative, Pascal Demichel;

          (hereinafter "Epicea")

AND: NATIO FONDS VENTURE II, a French fonds commun de placements a risques, herein acting and represented by its manager, BNP Gestion , a French SOCIETE ANONYME, with capital of FF 64,919,400, registered in the Paris commercial and companies register under number B682001904 and having its head office at 150, rue du Faubourg Poissonniere, 75484, Paris, Cedex 10, herein acting and represented by its duly authorized representatives and Dominique Bellanger;

          (hereinafter "Natio Fonds Venture")

AND: MONTREAL TRUST COMPANY, 1800 McGill College Avenue, Montreal, Quebec, H3A 3K9, as escrow agent, herein represented by its duly authorized representative, Henri Beaudry Jr.

          (hereinafter the "Escrow Agent").


     WHEREAS Phoenix and the Vendors are parties to a share and debenture purchase agreement dated August 7, 1997 (the "Purchase Agreement").

     WHEREAS the Purchase Agreement provides that certain shares of Phoenix issued to the Vendors pursuant thereto are to be held in escrow for the purposes described therein.

     NOW THEREFORE the parties hereby agree as follows:


1 DEFINITIONS AND INTERPRETATION

1.1 Whenever used in this Agreement:

     1.1.1 "Affiliate" means any of Lucien Steru, Dominique Steru, Codema and Roger Porsolt, and "Affiliates" means more than one of them.

     1.1.2 1.1.2 "Claim" means any claim by Phoenix against the Vendors under
          Section 7.2 or a claim for a Specific Contingency under Section 8 of the Purchase Agreement;

     1.1.3 "Distributions" has the meaning ascribed thereto in Section 3.1 hereof,

     1.1.4 "Escrowed Shares" has the meaning ascribed thereto in Section 2.1 hereof;

     1.1.5 "Escrowed Share Price" means, in respect of any Claim set forth in a Notice of Claim, the amount obtained by adding the opening and closing prices of the common shares of Phoenix on each of the Montreal Exchange and The Toronto Stock Exchange for the ten trading days preceding the date of execution of the Purchase Agreement, divided by 40;

     1.1.6 "Notice of Claim" means a written notice of any Claim given by Phoenix setting forth the details of each Claim referred to therein including the amount thereof, if known to Phoenix, or Phoenix's reasonable estimate thereof, as well as the provisions of the Purchase Agreement upon which such Claim is based;

     1.1.7 "Non-Affiliate" means Domingos Martins, BNP Developpement, Siparex Developpement, Epicea and Natio Fonds Venture II, and "Non-Affiliates" means more than one of them.

     1.1.8 "Objection" means, in respect of any Claim, any objection raised in the Response by any of the Vendors to such Claim;

     1.1.9 "Proceeds" has the meaning ascribed thereto in Section 3.2 hereof;

     1.1.10 "Purchase Agreement" has the meaning ascribed thereto in the preamble to this Agreement;

     1.1.11 "Released Shares" has the meaning ascribed thereto in Section
          3.5.1.1 hereof;

     1.1.12 "Response" means, in respect of any Claim, the written response of any of the Vendors indicating whether it accepts or disputes such Claim; and

     1.1.13 "Specific Contingency" means any of the specific contingencies referred to in Section 8 of the Purchase Agreement;

     1.1.14 "Vendors" means Lucien Steru, Dominique Steru, Codema, Domingos Martins, Roger Porsolt, BNP Developpement, Siparex Developpement, Epicea and Natio Fonds Venture.

1.2 Each capitalized term used in this Agreement but not defined herein has the meaning ascribed thereto in the Purchase Agreement.

1.3 In the event of (i) any subdivision, consolidation or reclassification of the class of shares comprising the Escrowed Shares or (ii) any REORGANIZATION of the share capital of Phoenix affecting the Escrowed Shares or (iii) the amalgamation of Phoenix with any other company, the number of Escrowed Shares and Escrowed Share Price shall be adjusted, if required, so that none of the parties hereto shall be in a position less favourable to it than as provided in this Agreement as a result of any of the foregoing actions.

1.4 For all purposes of this Agreement, the amount of any Claim in a currency other than Canadian dollars shall be converted to Canadian dollars at the exchange rate between Canadian and such currency shall be the "Spot Rate" of the alternate currency on the business day preceding the day as of which the conversion from one currency to the other is to be effected, as reported in the Financial Post on that day.

1.5 If any calculation hereunder of the applicable number of Escrowed Shares results in fractional shares, the result shall be rounded up or down, as the case may be, to the nearest whole number and, if such result represents exactly one-half of a whole number, then such fraction shall be rounded up to the next whole number.

2    ESTABLISHMENT OF ESCROW

2.1 Phoenix hereby delivers in escrow to the Escrow Agent certificates representing an aggregate of 469,014 common shares of Phoenix registered in the name of the Escrow Agent, as escrow agent (the "Escrowed Shares"). The Vendors' interests in the Escrowed Shares are as set forth below:



                         VENDOR                                                 ESCROWED SHARES

Lucien Steru                                                                         2,079

Dominique Steru                                                                        3

Codema                                                                              331,550

Domingos Martins                                                                     7,968

Roger Porsolt                                                                       37,062

Siparex Developpement                                                               37,253

BNP Developpement                                                                   26,889

Epicea                                                                              21,382

Natio Fonds Venture                                                                  4,828


2.2 The Escrow Agent hereby accepts delivery of the Escrowed Shares and agrees to act as escrow agent and to hold, safeguard and release the Escrowed Shares in accordance with the provisions of this Agreement. The Escrowed Shares shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow or dealt with in any manner whatsoever except as provided in this Agreement.

2.3 Notwithstanding the registration of the Escrowed Shares in the name of the Escrow Agent, the Vendors shall, subject to the provisions hereof, remain the owners thereof in the proportion contemplated by Section 2.1 hereof and be entitled to the exercise of all voting rights related thereto and to receive all dividends, income and other distributions in respect thereof (collectively, "Distributions"). In the event that any Escrowed

     Shares are remitted to Phoenix for cancellation pursuant to the provisions of Section 3 hereof, the Vendors shall repay to Phoenix any Distributions received in respect of such Escrowed Shares.

3    INSTRUCTIONS TO ESCROW AGENT

3.1 At any time while the Escrowed Shares are held by the Escrow Agent, and provided that the Escrowed Shares are not then subject to any restrictions on transfer imposed by any Regulatory Authority, a Non-Affiliate my instruct the Escrow Agent in writing to sell all or part of such Non-Affiliate's portion of the Escrowed Shares. Upon receipt of such written instruction, the Escrow Agent shall sell such Escrowed Shares on the open market and shall retain the proceeds of sale, less any expenses incurred in realizing such sale (the "Proceeds") as escrowed property for such Non-Affiliate. The Escrow Agent shall invest such Proceeds in an interest-bearing account for the duration of the escrow. The Escrow Agent shall keep complete records of any such sales of Escrowed Shares.

3.2 At any time after receipt by the Escrow Agent of written notice by Phoenix of the release, in the format prescribed by the SEC, of at least 30 days of post-combination financial results of Phoenix and ITEM Holding, and provided that the Escrowed Shares are not then subject to any restrictions on transfer imposed by any Regulatory Authority, an Affiliate may also instruct the Escrow Agent to sell all or part of their portion of the Escrowed Shares in the manner set forth in section 3.2. In such event, the Escrow Agent shall proceed as set forth in section 3.2.

3.3 Whenever Phoenix has a Claim it shall give a Notice of Claim in respect thereof to Vendors and the Escrow Agent. Upon receipt of a Notice of Claim, the Escrow Agent shall immediately reserve for distribution in accordance with the provisions of paragraph 3.4 hereof (but shall not release from escrow except in accordance with the provisions hereof) that number of the Escrowed Shares which is equal in value to the amount provided for in the Notice of Claim, calculated on the basis of the Escrowed Share Price for such Notice of Claim; provided that, notwithstanding anything contained herein, the Escrow Agent shall not reserve any shares from the Escrowed Shares in respect of any Claim until the aggregate amount claimed by Phoenix under all Notices of Claim exceeds the amount of the Indemnity Cap set forth in paragraph 7.2.2 of the Purchase Agreement.

3.4 Within ten (10) days of receipt of a Notice of Claim, the Vendors (or any of them) shall give to Phoenix and the Escrow Agent a Response with respect to each Claim set forth therein: If:

3.4.1 the Response indicates that the Vendors accept a Claim set forth in the Notice of Claim, or if the Escrow Agent does not receive a Response with respect to a Claim within said ten (10) day period, the Vendors shall be deemed to have irrevocably consented to each Claim so accepted or in respect of which no Response is so received, as made, and the Escrow Agent shall forthwith give written notice thereof to Phoenix:

     3.4.1.1 setting forth the total amount of all Claims which have been consented. to and the number of shares from the Escrowed Shares to be released from escrow for the benefit of Phoenix (the "Released Shares"), being that number of the Escrowed Shares which is equal in value to the amount of the admitted Claims set forth in such Notice of Claim. calculated on the basis of the Escrowed Share Price for such Notice of Claim; and

     3.4.1.2 surrender for cancellation to Phoenix the share certificate(s) in its possession representing the Released Shares, duly endorsed for transfer, and the Escrow Agent shall retain in its possession the other share certificate(s) representing the balance of the Escrowed Shares, if any, to be held by it in escrow and dealt with in accordance with the terms hereof, or

3.4.2 the Response indicates that the Vendors (or any of them) dispute a Claim set forth in the Notice of Claim (whether or not arbitration proceedings have been instituted), the Escrow Agent shall retain in its possession and continue to hold in escrow that number of the Escrowed Shares which is equal in value to the amount provided for in the disputed Claims, calculated on the basis of the Escrowed Share Price for such Notice of
     Claim:

     3.4.2.1 until the Escrow Agent receives a joint written notice from Phoenix and the Vendors directing the Escrow Agent as to the manner in which such Escrowed Shares and the share certificate(s) representing same are to be dealt with, in which case the Escrow Agent shall deal with same in accordance with such joint written instructions; or

     3.4.2.2 in the absence of such a joint written notice within ten (IO) business days of the Escrow Agent's receipt of the Response, the Escrow Agent shall deal with such Escrowed Shares and the share certificates) representing same in accordance with a final arbitration order in respect of such disputed Claim(s) pursuant to the arbitration contemplated by Section 12 hereof. Any arbitration order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the said order is final and non-appealable.

3.5 If, at the time of receipt by the Escrow Agent of any Notice of Claims as provided for in section 3.4 hereof, the number of Escrowed Shares remaining in escrow for the account of any Vendor is insufficient to meet such Vendor's pro rata portion of the number of Released Shares to be remitted to Phoenix, the balance of such Vendor's pro rata portion of the admitted Claims shall be satisfied by payment in cash from the Proceeds of those Escrowed Shares sold by the Escrow Agent at the direction of such Vendor pursuant to Section 3.1 or 3.2 hereof.

3.6 On the earlier of (i) November 30, 1997, or (ii) the date at which the Escrow receives a notice from Phoenix confirming that the audit of the combined financial statements of Phoenix and ITEM Holding as at August 31, 1997 has been completed, the Escrow Agent will deliver the Escrowed Shares and all Distributions and Proceeds with the exception of such number of Escrowed Shares as may be necessary to satisfy any obligation to indemnify for a Specific Contingency which has not yet occurred. The notice from Phoenix referred to above shall indicate the maximum amount of Specific Contingencies which have not been prescribed or definitively settled and the number of Escrowed Shares, calculated on the basis of the Escrowed Share Price, which may not be released from the escrow for such Specific Contingencies.

3.7 Upon receipt by the Escrow Agent of a written notice instructing it to release, pro rata to the Vendors, such further number of Escrowed Shares as is no longer necessary to satisfy remaining indemnification obligations in respect of remaining Specific Contingencies which have been prescribed or definitively settled, the Escrow Agent shall release such number of Escrowed Shares to the Vendors, pro rata to their respective interests the Escrowed Shares, Distributions and Proceeds, if any.

4    VOTING RIGHTS

4.1 The Escrow Agent shall provide to each of the Vendors a proxy entitling such Vendor to vote those of the Escrowed Shares which are owned by it, forthwith upon the Escrow Agent's receipt thereof in its capacity as registered shareholder of Phoenix, in order to allow each Vendor to vote its Escrowed Shares in the same manner as if it were the registered owner thereof.

5    RIGHTS AND OBLIGATIONS OF THE ESCROW AGENT

5.1 The Escrow Agent is not a party to, and is not bound by, any provisions which may be evidenced by, or arise out of, any agreement other than as therein set forth under the express provisions of this Agreement.

5.2 The Escrow Agent acts hereunder as a depositary only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or for the form of execution of such instrument or for the identity or authority or right of any person or party executing or depositing it. 1.1

5.3 The Escrow Agent shall not be under any duty to give the Escrowed Shares, Distributions and Proceeds, if any, held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

5.4 The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall solidarity indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof.

5.5 The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent.

5.6 The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

5.7 The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

5.8 The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

5.9 The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrowed Shares, Distributions and Proceeds, if any, to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrowed Shares and Proceeds, if any, until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

5.10 Phoenix and the Vendors shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $500 at the time of execution of this Agreement and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

6    LIMITED RESPONSIBILITY

     This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement. No trust is created by this Agreement and the Escrow Agent does not act in any capacity as a trustee.

7    NOTICES

     All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

7.1  To Phoenix:

     Phoenix International Life Sciences Inc.
     2350, Cohen Street
     Saint-Laurent, Quebec
     H4R 2N6 Canada

     Telecopier No.: (514) 333-7306

     Attention: Jean-Yves Caloz

7.2  To ITEM Holding:

     ITEM Holding S.A.
     93, avenue de Fontainebleau
     94276 Le Kremlin-Bicetre Cedex
     France

     Telecopier No.: 01.49.59.25.70

     Attention:        Lucien Steru

7.3  To Lucien Steru or Dominique Steru:

     Lucien Steru or Dorninique Steru
     31, rue Robert de Flers
     75015 Paris
     France

     Telecopier No.: 01.40.58.15.14

7.4  To CO.DE.MA.:

     Avenue Marcel Thiry 216
     1200 Bruxelles
     Belgique

     Telecopier No.: (32) 2.774.42.99

     Attention:        Lucien Steru

7.5  To Domingos Martins:

     Domingos Martins
     rua do Arco Carvalhao
     N1 14, 3rd esq.
     107A Lisboa
     Portugal

7.6  To Roger Porsolt:

     Roger Porsolt
     34, avenue de la Porte Jaune
     92210 Saint-Cloud
     France

     Telecopier No.: 01.46.02.20.33

7.7  To Siparex Developpement:

     Siparex Developpement
     114, rue de la Boetie
     75008 Paris

     France

     Telecopier No.: (33) 1.53-93.02.30

     Attention:        Christian d'Argoubet

7.8  To BNP Developpement:

     BNP Developpement
     1, boulevard Haussmann
     75009 Paris
     France

     Telecopier No.: 01.40.14.51.37

     Attention:        Josiane Raspiller

7.9  To Epicea:

     EPICEA
     31-33,
     rue de la Federation
     75015 Paris

     France

     Telecopier No.: 01.40.56.19.19

     Attention:        Pascal Demichel

7.10 To Natio Fonds Venture II:

     Natio Fonds Venture II
     12, rue Chauchat
     75009 Paris
     France

     Telecopier No.: 01.40.14.69.60

     Attention: Dominique Bellanger

8    GOVERNING LAW

     This Agreement shall be governed by the laws of the Province of Quebec and the laws of Canada applicable therein.

9    COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

10   SECTION HEADINGS

     The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

11   WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12   ARBITRATION

     Any dispute which arises in the course of or following the performance of this Agreement or any of the transactions contemplated herein will be definitively settled under the auspices of The Quebec National and International Commercial Arbitration Centre, by means of arbitration and to the exclusion of courts of law, in accordance with its General Commercial Arbitration Rules in force at the time this Agreement is signed and to which the parties declare they have adhered.

13   CONFIDENTIALITY

     The parties agree to treat this Agreement as confidential and not to disclose its contents to third parties other than their advisers, except to the extent necessary to enforce performance of obligations hereunder, or as is required to comply with applicable laws or regulations, including regulations of any stock exchange on which the securities of Phoenix are listed, following consultations with Lucien Steru.

14   FURTHER ASSURANCES

     The parties shall, with all reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party shall provide such further documents or instruments required by another party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and to carry out its provisions.

15   GENERAL

     The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This Agreement and the other documents and instruments referred to herein constitute the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all present and prior agreements, whether written or oral. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs. executors, administrators, personal representatives, successors and assigns. The parties hereto have expressly required that this Agreement and all documents and notices related hereto be drafted in English. LES PARTIES AUX PRESENTES ONT EXPRESSEMENT EXIGE QUE LE PRESENT CONTRAT ET TOUS LES DOCUMENTS ET AVIS Y AFFERENTS SOIENT REDIGES EN ANGLAIS.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                           PHOENIX INTERNATIONAL LIFE
SCIENCES INC

                                            By:/S/ John W. Hooper
                                               ---------------------------------
                                                John W. Hooper

                                            Title:
                                                  ------------------------------
                                                  Chairman and Chief Executive
                                                         Officer


                                            By:/S/ Jean-Yves Caloz
                                               ---------------------------------
                                                Jean-Yves Caloz


                                             Title:
                                                   -----------------------------
                                                 Senior Vice President and Chief
                                                       Financial Officer


                                             /S/ Lucien Steru
                                             -----------------------------------
                                              LUCIEN STERU


                                             /S/ Dominque Steru
                                             -----------------------------------
                                              DOMINIQUE STERU


                                             CO.DE.MA.


                                             By: /S/ Lucien Steru
                                                --------------------------------
                                                 Lucien Steru

                                             Title:
                                                   -----------------------------

                                             /S/ Domingos Martins
                                             -----------------------------------
                                             DOMINGOS MARTINS


                                             /S/ Roger Porsolt
                                             -----------------------------------
                                             ROGER PORSOLT


                                             BNP DEVELOPPEMENT


                                             By: /S/ Josiane Raspiller
                                                --------------------------------
                                                 Josiane Raspiller

                                             Title:
                                                   -----------------------------

                                             SIPAREX DEVELOPPEMENT


                                             By: /S/ Christian D'Argoubert
                                                --------------------------------
                                                 Christian d'Argoubert

                                             Title:
                                                   -----------------------------

                                             EPICEA


                                             By: /S/ Pascal Demichel
                                                --------------------------------
                                                 Pascal Demichel

                                             Title:
                                                   -----------------------------

                                             NATIO FONDS VENTURE II


                                             By: /S/ Dominque Belanger
                                                --------------------------------
                                                 Dominique Bellanger

                                             Title:
                                                   -----------------------------

                                             MONTREAL TRUST COMPANY


                                             By: /S/ Robert Sicotte
                                                --------------------------------
                                                 Robert Sicotte

                                             Title:
                                                   -----------------------------